                                                                Exhibit 99(g)(i)

[FORM OF]

December __, 2005

State Street Bank and Trust Company
801 Pennsylvania Avenue
Kansas City, MO 64105
Attn:    Vice President, Custody

Dear Sir or Madam:

         Lord Abbett Securities Trust (the "Trust"), as a party to the Custodian and Investment Accounting Agreement between various Lord Abbett-sponsored mutual funds and State Street Bank and Trust Company ("State Street") dated November 1, 2001 (the "Agreement"), requests an amendment to the Agreement pursuant to
Section 17.

         Section 17 of the Agreement provides that, "in the event that a Fund establishes one or more series with respect to which it desires to have State Street render services as custodian and recordkeeper under the terms [of the Agreement], it shall so notify State Street in writing, and if State Street agrees in writing to provide such services, such series of Shares shall become a Portfolio [under the terms of the Agreement]." This letter is to notify State Street that on October 20, 2005, the Trust's Board executed an Amendment to Declaration and Agreement of Trust establishing a new Portfolio of the Trust's, (the "Portfolio") the legal name of which is as follows: Lord Abbett Value Opportunities Fund. It is the Trust's desire to have State Street render services as custodian and recordkeeper to the Portfolio under the terms of the Agreement; therefore, the Trust requests that State Street agree, in writing, to provide such services to the Portfolio thereby making the Portfolio a Portfolio under the terms of the Agreement.

         Attached is an Amended Exhibit A to the Agreement that shows the entity names and series of each fund that participates in the Agreement as of the close of business on December 20, 2005.

         It is currently anticipated that the registration statement for the Portfolio will become effective on December 20, 2005. Accordingly, we appreciate your prompt attention to this matter. Please indicate State Street's acceptance by signing below.

                                         Lord Abbett Securities Trust


                                         __________________________________
                                         Lawrence H. Kaplan
                                         Vice President and Secretary

Accepted:


____________________________________
Vice President, Custody
State Street Bank and Trust Company

Enclosures

                                    EXHIBIT A (amended as of December 20, 2005)

ENTITY AND SERIES                                                       TYPE OF ENTITY   JURISDICTION
Lord Abbett Developing Growth Fund, Inc.                                Corporation      Maryland
Lord Abbett Affiliated Fund, Inc.                                       Corporation      Maryland
Lord Abbett Bond-Debenture Fund, Inc.                                   Corporation      Maryland
Lord Abbett Mid-Cap Value Fund, Inc.                                    Corporation      Maryland
Lord Abbett Large-Cap Growth Fund                                       Business Trust   Delaware
Lord Abbett Blend Trust                                                 Business Trust   Delaware
          Lord Abbett Small-Cap Blend Fund
Lord Abbett Securities Trust                                            Business Trust   Delaware
          Alpha Series
          Lord Abbett All Value Fund
          Lord Abbett International Opportunities Fund
          Lord Abbett Micro-Cap Growth Fund
          Lord Abbett Micro-Cap Value Fund
          Lord Abbett Large-Cap Value Fund
          Lord Abbett International Core Equity Fund
          Lord Abbett Value Opportunities Fund
Lord Abbett Research Fund, Inc.                                         Corporation      Maryland
          Lord Abbett Growth Opportunities Fund
          Lord Abbett Large-Cap Core Fund
          Small-Cap Value Series
          Lord Abbett America's Value Fund
Lord Abbett Investment Trust                                            Business Trust   Delaware
          Balanced Series
          Lord Abbett Core Fixed Income Fund
          Lord Abbett High Yield Fund
          Lord Abbett Limited Duration U.S. Government & Government
              Sponsored Enterprises Fund
          Lord Abbett Total Return Fund
          Lord Abbett U.S. Government & Government Sponsored
              Enterprises Fund
          Lord Abbett Convertible Fund
Lord Abbett Series Fund, Inc.                                           Corporation      Maryland
          All Value Portfolio
          America's Value Portfolio
          Bond-Debenture Portfolio
          Growth and Income Portfolio
          Growth Opportunities Portfolio
          International Portfolio
          Mid-Cap Value Portfolio
          Large-Cap Core Portfolio
Lord Abbett Global Fund, Inc.                                           Corporation      Maryland
          Equity Series
          Income Series
Lord Abbett Municipal Income Fund, Inc.                                 Corporation      Maryland
          Lord Abbett California Tax-Free Income Fund
          Lord Abbett Connecticut Tax-Free Income Fund
          Lord Abbett Hawaii Tax-Free Income Fund
          Lord Abbett Minnesota Tax-Free Income Fund
          Lord Abbett Missouri Tax-Free Income Fund
          Lord Abbett National Tax-Free Income Fund
          Lord Abbett New Jersey Tax-Free Income Fund
          Lord Abbett New York Tax-Free Income Fund


          Lord Abbett Texas Tax-Free Income Fund
          Lord Abbett Washington Tax-Free Income Fund

Lord Abbett Municipal Income Trust                                      Business Trust   Delaware
          Florida Series
          Georgia Series
          Michigan Series
          Pennsylvania Series
          Lord Abbett Insured Intermediate Tax-Free Fund
          Lord Abbett High Yield Municipal Bond Fund
Lord Abbett U.S. Government & Government Sponsored Enterprises Money    Corporation      Maryland
   Market Fund, Inc.